UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      September 25, 2006

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2006, Hickok Incorporated (the "Company") entered into a Promissory Note Modification Agreement (the "modification") with National City Bank (the "Lender") related to the Company’s previously disclosed $2,500,000 credit facility with the Lender.  The terms and conditions of the credit facility, which was established on March 27, 2006, are set forth in a Commercial Note (the “Note”), an Addendum to the Commercial Note, and a Borrowing Base Addendum to the Commercial Note (collectively, the "credit arrangement documents").  The Company’s disclosure regarding the terms and conditions of the credit arrangement documents, contained in the Company’s Current Report on Form 8-K filed with the Commission on March 31, 2006, is incorporated herein by reference.

As previously disclosed, the Note was originally set to expire on February 28, 2007.  The modification extends the maturity date of Note from February 28, 2007 to February 28, 2008.  The Company’s next payment on the credit facility is due October 1, 2006, and payments are to be made monthly thereafter in accordance with the Note.

A copy of the Promissory Note Modification Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to this Exhibit.

Item 9.01    Financial Statements and Exhibits.

            (d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Promissory Note Modification Agreement, dated September 25, 2006, by and among Hickok Incorporated and National City Bank.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

By:  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    September 29, 2006

EXHIBIT  INDEX

Exhibit Number	Description of Exhibit
10.1	Promissory Note Modification Agreement, dated September 25, 2006, by and among Hickok Incorporated and National City Bank.